                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                   CUSEEME NETWORKS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction
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/ /        Check box if any part of the fee is offset as provided by
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                ----------------------------------------------------------
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                ----------------------------------------------------------

                                     [LOGO]

                             CUSEEME NETWORKS, INC.
                               542 AMHERST STREET
                          NASHUA, NEW HAMPSHIRE 03063

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

    We invite you to attend the 2000 Annual Meeting of Stockholders of CUseeMe Networks, Inc. (formerly White Pine Software, Inc.), which is being held as follows:

DATE:                Wednesday, August 2, 2000
TIME:                10 A.M.
LOCATION:            Crowne Plaza
                     Trafalgar Square Suite
                     2 Somerset Parkway
                     Nashua, New Hampshire 03063-1036

    At the Meeting, we will ask you and our other stockholders to:

       - elect four directors, who would constitute our entire board of directors;

       - approve the amendment of our 1996 Incentive and Nonqualified Stock Option Plan in order to increase the aggregate number of shares of common stock available for grant thereunder from 1,000,000 to 2,400,000; and

       - consider any other business properly presented at the Meeting.

    You may vote on these matters in person or by proxy. Whether you plan to attend the Meeting or not, we ask that you complete and return the enclosed proxy card promptly in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the Meeting in accordance with your wishes. If you attend the Meeting, you may withdraw your proxy and vote your shares in person. Only stockholders of record at the close of business on June 14, 2000 may vote at the Meeting.

                                        By order of the board of directors,

                                        /s/ Mark L. Johnson

                                                    Mark L. Johnson
                                                       SECRETARY

June 19, 1999

                                PROXY STATEMENT
                                    FOR THE
                             CUSEEME NETWORKS, INC.
                      (FORMERLY WHITE PINE SOFTWARE, INC.)
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
               INFORMATION ABOUT THE MEETING

This Proxy Solicitation.....................................    2
How to Vote.................................................    2
Quorum Required to Transact Business........................    3
Availability of Auditors....................................    3

                  DISCUSSION OF PROPOSALS

Proposal One: Election of Directors.........................    4
Proposal Two: Approval of Amendment of Stock Option Plan....    5
Other Matters...............................................    8
Stockholder Proposals for 2001 Annual Meeting...............    8

           ADDITIONAL INFORMATION ABOUT DIRECTORS

Board Meetings..............................................    9
Board Committees............................................    9
Director Compensation.......................................    9

            INFORMATION ABOUT EXECUTIVE OFFICERS

Background Information About Executive Officers.............   11
Executive Officer Compensation..............................   12
Related Party Transactions..................................   14

             INFORMATION ABOUT STOCK OWNERSHIP

Stock Owned by Directors, Executive Officers and
  Greater-than-5% Stockholders..............................   15
Compliance with Reporting Requirements......................   16

                         INFORMATION ABOUT THE MEETING

THIS PROXY SOLICITATION

    We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the Meeting, including any adjournment or postponement of the Meeting.

    - THIS PROXY STATEMENT summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

    - THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

    We are paying the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by mail, telephone, facsimile or electronic mail. We expect that the expense of any solicitation will be nominal. We will reimburse brokers and other nominee holders of shares for expenses they incur in forwarding proxy materials to beneficial owners of those shares. We have not retained the services of any proxy solicitation firm to assist us in this solicitation.

    We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about June 19, 2000. In this mailing, we are including a copy of our 1999 Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 as filed with the SEC.

HOW TO VOTE

    You are entitled to one vote at the Meeting for each share of common stock registered in your name at the close of business on June 14, 2000. The proxy card states the number of shares you are entitled to vote at the Meeting.

    You may vote your shares at the Meeting in person or by proxy:

    - TO VOTE IN PERSON, you must attend the Meeting, and then complete and submit the ballot provided at the Meeting.

    - TO VOTE BY PROXY, you must complete and return the enclosed proxy card. Your proxy will be valid only if you sign, date and return it before the Meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the Meeting in the manner you specify in the proxy card. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares for the election of the nominated directors and for the approval of the amendment of our 1996 Incentive and Nonqualified Stock Option Plan. If any other business properly comes before the meeting, the designated persons will have the discretion to vote as they deem appropriate.

    If you complete and return a proxy, you may revoke it at any time before it is exercised by taking one of the following actions:

    - send written notice of your revocation to our Secretary at the following address:

      Mark L. Johnson
                 Hale and Dorr LLP
                 60 State Street
                 Boston, Massachusetts 02109

    - send us another signed proxy with a later date; or

    - attend the Meeting, notify the Secretary that you are present, and then vote in person.

QUORUM REQUIRED TO TRANSACT BUSINESS

    At the close of business on June 14, 2000, 12,214,169 shares of common stock were outstanding. Our by-laws require that a majority of the outstanding common stock be represented, in person or by proxy, at the Meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists.

AVAILABILITY OF AUDITORS

    Our board of directors has selected Ernst & Young LLP as independent public accountants to audit our financial statements for the fiscal year ending December 31, 2000. Ernst & Young LLP have served as our auditors since 1994. We expect that representatives of Ernst & Young LLP will attend the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                            DISCUSSION OF PROPOSALS

PROPOSAL ONE: ELECTION OF DIRECTORS

    The first proposal on the agenda for the Meeting is the election of four persons to serve as directors for one-year terms beginning at the Meeting and ending at our 2001 Annual Meeting of Stockholders. Our board of directors is not classified.

    Our board has nominated our four current directors for re-election. Brief biographies of the nominees, as of June 14, 2000, follow. You will find information about their stock holdings on page 15.

KILLKO A. CABALLERO.........  Mr. Caballero has served as one of our directors since
                              November 1995 and was appointed as our Chairman in
                              January 2000. He has been our Chief Executive Officer since
                              December 1998 and our President since August 1997. He served as our interim President during June and July 1997, and as our Senior Vice President of Research and Development and
                              Chief Technology Officer from November 1995 until June 1997.
                              Mr. Caballero was a co-founder of White Pine Software,
                              Europe and served as President, Chief Executive Officer and
                              Chairman of the Board of White Pine Software, Europe from
                              July 1991 until November 1995. He is 40 years old.

JOSEPH J. ESPOSITO..........  Mr. Esposito has served as one of our directors since
                              January 2000. From 1997 until December 1999, he was the
                              President and Chief Executive Officer of Tribal Voice, Inc.,
                              a provider of instant messaging, interactive communications and online community solutions, until it was acquired by
                              CMGI, Inc. Currently he works as a consultant for our
                              company and others, focusing on strategy for the
                              communications and information industries. Prior to joining
                              Tribal Voice, Mr. Esposito worked in the publishing
                              industry, with tenures at Simon & Schuster and Random House.
                              Mr. Esposito also served as Chief Executive Officer of
                              Encyclopaedia Britannica. He is 48 years old.

JONATHAN G. MORGAN..........  Mr. Morgan has served as one of our directors since May
                              1996. He has been a Managing Director of Prudential
                              Securities Incorporated, an investment banking firm, since
                              June 1993 and currently serves in the Prudential Volpe
                              Technology Group, a division of Prudential Securities. He is
                              46 years old.

ADAM STETTNER...............  Mr. Stettner has served as one of our directors since March
                              1999. He has been Managing Director of the Special
                              Situations Technology Fund, an investment fund, since April
                              1997 and President of Stettner Consultants, Inc., a computer consulting company, since 1989. He is 36 years old.

    If for any reason any of the nominees becomes unavailable for election, the persons designated in the proxy card may vote the proxy to elect a substitute. Each of the four nominees has consented to serve as a director if elected, and we have no reason to believe that any of the nominees will become unavailable for election.

    The four nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions or broker non-votes when we tabulate votes cast for the election of directors.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF MESSRS. CABALLERO, ESPOSITO, MORGAN AND STETTNER.

PROPOSAL TWO: APPROVAL OF AMENDMENT OF STOCK OPTION PLAN

    Our 1996 Incentive and Nonqualified Stock Option Plan, which we refer to as the Plan, currently provides that the total number of shares of common stock that may be issued pursuant to options granted thereunder shall not exceed 1,000,000, subject to adjustment upon certain changes in our capitalization. Our board proposes that the Plan be amended to increase the number of shares of common stock that may be issued pursuant to options granted under the Plan from 1,000,000 to 2,400,000.

    All of the 1,000,000 shares of common stock covered by the Plan have been issued upon option exercises or are the subject of currently outstanding options. In December 1999, our board voted, subject to stockholder approval, to amend the Plan to increase the number of shares of common stock that may be issued pursuant to options granted thereunder from 1,000,000 to 1,600,000. In June 2000, our board voted, subject to stockholder approval, to further amend the Plan to increase the shares issuable thereunder from 1,600,000 to 2,400,000. Our board's votes were based on its determination that it was desirable to have additional shares available to cover future option grants to employees and that increasing the number of shares available under the Plan would further align the interests of our stockholders and management and would assist us in attracting and retaining executives and other employees. To date, we have granted options to new and existing employees to acquire a total of 1,066,995 of the 1,400,000 additional shares. In the event that Proposal Two is not approved, we anticipate that the options purported to have been issued under the Plan for such 1,066,995 shares would be replaced with options that (1) would constitute nonqualified options, as defined below, (2) would be issued under a new stock option plan, and (3) would otherwise have terms, including exercise prices and vesting conditions identical to the options that they are replacing.

    Stockholder approval of the amendment is required under the terms of the Plan. Under Section 422 of the Internal Revenue Code, stockholder approval of the amendment is necessary for stock options issued under the Plan to qualify as incentive options, as defined below. Stockholder approval also is required to qualify compensation received under the Plan as "performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code.

    If Proposal Two is approved at the Meeting, we intend to file, as soon as practicable after the meeting, a registration statement on Form S-8 under the Securities Act of 1933 covering the additional shares of common stock issuable pursuant to stock options granted under the Plan, as amended.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO OUR 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.

    SUMMARY OF THE PLAN

    As of June 14, 2000, 1,872,857 shares of common stock were subject to outstanding options granted under the Plan and 194,138 shares had been purchased upon exercise of options granted thereunder. If Proposal Two is adopted, a total of 333,005 shares would be available for future grants under the Plan. As of June 14, 2000, option prices and expiration dates for outstanding options granted under the Plan ranged from $0.8438 to $45.375 per share and from July 1, 2006 to June 5, 2010, respectively.

    The Plan authorizes the grant of (a) options to purchase common stock intended to qualify as incentive stock options as defined in Section 422 of the Code, which we refer to as incentive options and (b) options that do not so qualify, which we refer to as nonqualified options. The exercise price of incentive options granted under the Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of incentive options granted to an optionee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal at least 110% of the fair market value of the common stock on the date of grant. The exercise price of nonqualified options granted under the Plan must not be less than 85% of the fair market value of the common stock on the grant date.

    The Plan is administered by our board's Compensation Committee. The Compensation Committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the Plan. Incentive options may be granted under the Plan to employees, including officers and directors who are also employees. As of June 14, 2000, 158 employees were eligible to participate in the Plan. Nonqualified options may be granted under the Plan to employees, officers, individuals providing services to us, and directors, whether or not they are our employees.

    No option may extend for more than 10 years from the date of grant, and any option granted to an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of our company or any parent or subsidiary of our company may not extend for more than five years from the date of grant. The aggregate fair market value, determined at the time of grant, of shares issuable pursuant to incentive options that first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

    Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after (a) 30 days after termination of the optionee's employment with us other than as a result of death or permanent or total disability, including upon the optionee's retirement, and
(b) 12 months after termination of the optionee's employment with us as a result of the death of the optionee or the permanent and total disability of the optionee under our then-established rules.

    Payment of the exercise price of the shares of common stock subject to the option may be made with (a) cash, check, bank draft or money order for an amount equal to the option price for the shares, (b) if permitted by the instrument evidencing the option (or, in the case of a nonqualified option, with the consent of the Compensation Committee), shares of common stock having a fair market value equal to the option price of such shares, (c) delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to us sufficient funds to pay the option price, (d) if permitted by the instrument evidencing the option (or, in the case of a nonqualified option, with the consent of the Compensation Committee), delivery of a promissory note of the optionee to us, payable on such terms as are specified by the Compensation Committee, or (e) with the consent of the Compensation Committee, a combination of the foregoing. In any event, however, a portion of the exercise price equal to the par value of the shares being acquired must be paid other than by the optionee's promissory note or personal check.

    The Board may modify, revise or terminate the Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to the Plan may not be changed or increased without the consent of our stockholders.

    NEW PLAN BENEFITS

    Because the grant of options under the Plan is discretionary, we are unable to determine the dollar value and number of options that we will grant as a result of the proposed amendment to any person, including any executive officer, director or director-nominee, or any associate of any executive officer, director or director-nominee. If the proposed amendment had been in effect during 1999, it would not have affected the determination of the number of options received by or allocated to participants in 1999.

    To date, grants of options under the Plan to our employees, officers and directors have been:

                                                                      OPTIONS GRANTED
                                                       ----------------------------------------------
                                                         FROM INITIAL     FROM ADDITIONAL
                                                       1,000,000 SHARES       SHARES          TOTAL
                                                       ----------------   ---------------   ---------
Killko A. Caballero..................................        85,000           189,750         274,750
Christine J. Cox.....................................        70,000            82,500         152,500
David O. Bundy.......................................        75,000            49,500         124,500
John E. Kelly........................................        75,000                --          75,000
All non-employee directors as a group................        40,000            25,000          65,000
All executive officers as a group....................       305,000           321,750         626,750
All non-executive officer employees as a group.......       620,000           526,107       1,146,107

    All such options were granted at the then current fair market value (as determined by the board) and each additional option will be granted at an exercise price equal to the fair market value of common stock (as determined by the board) on the date of grant.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE PLAN

    The holder of a nonqualified option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise. Such fair market value becomes the basis for the underlying shares that will be used in computing any capital gain or loss upon disposition of such shares.

    The holder of an incentive option recognizes no income for federal income tax purposes on the grant of the option. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an incentive option. If the option holder does not dispose of shares acquired upon exercise of the incentive option within two years from the date of the grant of the incentive option or within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares will be treated for federal income tax purposes as a long-term capital gain if the shares were held for at least one year. If the option holder sells the shares before the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option will be treated as compensation to the employee taxable as ordinary income and the excess gain, if any, will be treated as capital gain. That capital gain will be long-term capital gain if the shares were held for more than one year.

    The excess of the fair market value of the underlying shares over the exercise price at the time of exercise of an incentive option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax will be allowed a credit that may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year. The minimum tax credit cannot, however, reduce the regular tax below the alternative minimum tax for that carryover year.

    Generally, subject to certain limitations, we may deduct on our corporate income tax returns, in the year in which an option holder recognizes ordinary income upon the exercise of a nonqualified option or a disqualifying disposition of an incentive option, an amount equal to the amount recognized by the option holder as ordinary income upon the occurrence of such exercise or disqualifying disposition.

    The Plan is not subject to the provisions of the Employee Retirement Income Security Act, nor is the Plan qualified under Section 401(a) of the Internal Revenue Code.

OTHER MATTERS

    Neither we nor our board of directors intends to propose any matters at the Meeting other than as described in this proxy statement. Neither we nor our board knows of any matters to be proposed by others at the Meeting.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    A stockholder who intends to present a proposal at the 2001 Annual Meeting of Stockholders for inclusion in our 2001 proxy statement must submit the proposal by February 21, 2001 or, if we hold the 2001 Annual Meeting of Stockholders more than thirty days before or after August 2, 2001, a reasonable time before we begin to print and mail our proxy statement. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet eligibility standards and must comply with procedures established by the SEC, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Secretary at the address set forth on page 2.

    In addition, in accordance with our by-laws, a stockholder wishing to bring an item of business before the 2001 Annual Meeting or to nominate any person for election to our board of directors at the 2001 Annual Meeting must deliver proper notice of the item of business or nomination to us at our offices no later than June 1, 2001, even if the item or nomination is not to be included in our proxy statement. If we hold the 2001 Annual Meeting before August 2, 2001 and we give less than 70 days' notice or prior public disclosure of the date of the meeting, then the stockholder must deliver such notice to us at our offices no later than the tenth day after the earlier of (a) the day on which we mailed notice of the date of the meeting and (b) the day on which we publicly disclosed the date of the meeting. The notice must include certain specific information regarding the proposed item of business or nominee, the stockholder making the proposal, other stockholders known to support the proposal, their stock ownership and their interest in the proposal.

                     ADDITIONAL INFORMATION ABOUT DIRECTORS

BOARD MEETINGS

    During 1999 our board of directors held seven meetings. During his tenure, each of our directors attended at least 75% of the meetings held by our board and board committees on which he served.

BOARD COMMITTEES

    Our board of directors has appointed an Audit Committee and a Compensation Committee. Our board has not appointed a standing Nominating Committee.

    The Audit Committee reviews the results and scope of the annual audit of our financial statements conducted by our independent auditors and our policies and procedures with respect to our internal accounting and financial controls. The Audit Committee also makes recommendations to our board on the engagement of our independent auditors, as well as other matters referred by our board. The Audit Committee met twice in 1999. During 1999, the Audit Committee consisted of Arthur Bruno and Adam Stettner, each of whom attended the meetings of the Audit Committee held in 1999. Mr. Bruno, our former chairman, resigned from the Board and all its committees in January 2000. Since that time, the Audit Committee has consisted of Jonathan Morgan and Adam Stettner.

    The Compensation Committee provides recommendations concerning salaries, incentives and other compensation for our directors, officers, employees and consultants. The Compensation Committee also administers our stock option plans and our employee stock purchase plan. During 1999 the Compensation Committee met once and acted by unanimous written consent 22 times. During 1999, the Compensation Committee consisted of Arthur Bruno and Jonathan Morgan, each of whom attended each of the meetings of the Compensation Committee held in 1999. Since Mr. Bruno's resignation in January 2000, the Compensation Committee has consisted of Joseph Esposito and Jonathan Morgan.

DIRECTOR COMPENSATION

    We do not pay fees to our directors, and we presently have no plans to pay directors' fees. We grant stock options to our non-employee directors pursuant to our Director Stock Option Plan. The purpose of the Director Stock Option Plan is to encourage ownership of common stock by our non-employee directors in order to help us attract and retain directors of exceptional competence and to furnish an added incentive for non-employee directors to increase their efforts on our behalf. Joseph Esposito, Jonathan Morgan and Adam Stettner are non-employee directors for purposes of the Director Stock Option Plan.

    Under the terms of the Director Stock Option Plan, we grant automatic formula stock options to non-employee directors as follows:

    - upon a non-employee director's initial election, he or she is entitled to receive a stock option to purchase 15,000 shares of common stock; and

    - upon a non-employee director's re-election, he or she is entitled to receive a stock option to purchase 10,000 shares of common stock, as long as he or she has served as a non-employee director for at least the three months immediately preceding the meeting at which he or she is re-elected.

The exercise price of the options granted under the Director Stock Option Plan must equal the fair market value of our common stock on the grant date. Each option granted under the Director Stock Option Plan is subject to vesting under the terms of such plan and expires upon the earlier of (a) the tenth anniversary of the grant date and (b) the first anniversary of the date on which the option holder ceased serving as a non-employee director.

    Pursuant to the Director Stock Option Plan, Mr. Stettner and Mr. Esposito each received an option to purchase 15,000 shares of common stock upon election to our board in March 1999 and January 2000, respectively.

    Pursuant to the Director Stock Option Plan, each of Messrs. Morgan and Stettner received, upon re-election to our board in July 1999, an option to purchase 10,000 shares of common stock at a price of $6.9375 per share, which represented the closing price of the common stock on such date.

    In addition, on April 24, 2000, our board voted to grant to Mr. Esposito options to purchase 25,000 shares of common stock at an exercise price of $14.625 per share, which represented the market value on the date of grant. This option was issued under the 1996 Incentive and Nonqualified Stock Option Plan. It vests over a one year period.

                      INFORMATION ABOUT EXECUTIVE OFFICERS

BACKGROUND INFORMATION ABOUT EXECUTIVE OFFICERS

    Brief biographies of our executive officers, as of June 14, 1999, follow. You will find information about their holdings of common stock on page 15.

KILLKO A. CABALLERO..........................  You will find background information about
  CHIEF EXECUTIVE OFFICER, PRESIDENT AND       Mr. Caballero on page 4.
  CHAIRMAN

CHRISTINE J. COX.............................  Ms. Cox has been our Vice President of
  CHIEF FINANCIAL OFFICER, VICE PRESIDENT OF   Finance since August 1997, our Chief
  FINANCE, TREASURER AND ASSISTANT SECRETARY   Financial Officer since December 1998, and
                                               our Treasurer and Assistant Secretary since
                                               May 2000. She was our Corporate Controller
                                               from October 1996 to August 1997. Ms. Cox
                                               served as Division Controller and Treasurer
                                               of Sequoia Systems, Inc., a fault-tolerant
                                               and business-critical microcomputer company,
                                               from May 1996 to October 1996, served as
                                               Operations Controller of Sequoia from June
                                               1995 to May 1996, and held other financial
                                               management positions at Sequoia from August
                                               1993 to June 1995.

DAVID O. BUNDY...............................  Mr. Bundy has been our Chief Technology
  CHIEF TECHNOLOGY OFFICER                     Officer since July 1998. He was our Vice
                                               President of Engineering from January 1994 to
                                               July 1998 and our Vice President and
                                               Principal Engineer from September 1991 to
                                               December 1993.

JOHN E. KELLY................................  Mr. Kelly has been our Vice President of
  VICE PRESIDENT OF WORLDWIDE SALES AND        Worldwide Sales and Marketing since March
  MARKETING                                    1999. He founded Aura Networks, a developer
                                               of datacentric digital Worldwide Sales loop
                                               carrier products, in May 1997 and was
                                               President of Aura from May 1997 until
                                               November 1998. From 1993 to April 1997, Mr.
                                               Kelly was Vice President of Marketing at
                                               Intraplex, Incorporated, a developer of
                                               digital network products for broadcast and
                                               wireless communications, which was acquired
                                               by Harris Corporation in November 1998.

EXECUTIVE OFFICER COMPENSATION

    SUMMARY COMPENSATION TABLE FOR 1997, 1998 AND 1999

    The following table summarizes certain information with respect to the annual and long-term compensation that we paid for the past three fiscal years to the following persons (the "Named Officers"):

    - Killko A. Caballero, our only chief executive officer in 1999; and

    - David O. Bundy, Christine J. Cox and John E. Kelly, our other three executive officers whose compensation for services rendered in all capacities to us exceeded $100,000 during 1999.

    All of the options described in the following table have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with us. The options are exercisable during the optionee's lifetime only by the optionee. They are exercisable by the optionee only while the optionee is one of our employees or advisors and for limited periods of time after termination of employment.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                               AWARDS
                                                            ANNUAL          ------------
                                                         COMPENSATION        SECURITIES
                                                     --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------               --------   ---------   --------   ------------   ---------------
Killko A. Caballero.....................    1999     $155,140    $45,000       115,000              --
  Chief Executive Officer, President and    1998      150,445         --        35,000              --
  Chairman                                  1997      124,347     20,000        50,000              --

Christine J. Cox........................    1999      112,470     20,000        66,000              --
  Chief Financial Officer, Vice             1998      105,467         --        20,000              --
  President of Finance, Treasurer and       1997       83,384     15,000        37,000              --
  Assistant Secretary

David O. Bundy..........................    1999      128,546     25,000        30,000              --
  Chief Technology Officer                  1998      132,405         --        20,000         $20,000
                                            1997      119,909     15,000        60,000              --

John F. Kelly...........................    1999      140,905         --        75,000              --
  Vice President of Worldwide Sales and
  Marketing

    The other compensation paid to Mr. Bundy in 1998 consisted of amounts paid in connection with his relocation, at our request, to New Hampshire. Mr. Kelly joined our Company in March 1999. His salary in 1999 included commissions paid to him in 1999.

    OPTION GRANTS IN 1999

    The following table summarizes (a) option grants to the Named Officers during 1999 and (b) the value of options held by the Named Officers at December 31, 1999. The amounts shown in the last two columns represent hypothetical gains that could be achieved for the respective options if exercised at the end of their option terms. These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the respective options were granted to the date of their expiration. The gains shown are net of the option price, but do not include deductions for taxes or other expenses that may be associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the option holders' continued employment through the option term, and the date on which the options are exercised.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                 -------------------------------------------------------      VALUE AT ASSUMED
                                               PERCENT OF                                       ANNUAL RATES
                                 NUMBER OF       TOTAL                                         OF STOCK PRICE
                                 SECURITIES     OPTIONS                                       APPRECIATION FOR
                                 UNDERLYING    GRANTED TO     EXERCISE OR                        OPTION TERM
                                  OPTIONS     EMPLOYEES IN   BASE PRICE PER   EXPIRATION   -----------------------
NAME                             GRANTED(#)   FISCAL YEAR     SHARE($/SH)        DATE        5%($)        10%($)
----                             ----------   ------------   --------------   ----------   ----------   ----------
Killko A. Caballero............   115,000          13%          $25.375        12/17/09    $1,835,193   $4,650,740
Christine J. Cox...............    50,000           6            25.375        12/17/09       797,910    2,022,061
                                   16,000           2             6.625         7/23/09        66,663      168,937
David O. Bundy.................    30,000           3            25.375        12/17/09       478,746    1,213,236
John E. Kelly..................    75,000           8            2.8125         3/15/09       132,657      336,180

    AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES AT DECEMBER 31, 1999

    The following table summarizes information about options exercised during 1999, and the value of unexercised options held at the end of 1999, by the Named Officers. The closing sale price for our common stock as reported on the Nasdaq National Market on December 31, 1999 was $24.50. For purposes of the last column in the table, value is calculated on the basis of the difference between the option exercise price and $24.50, multiplied by the number of shares of common stock underlying the options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF               VALUE OF UNEXERCISED
                             SHARES                        UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                            ACQUIRED                      AT FISCAL YEAR-END(#)          FISCAL YEAR-END($)
                               ON           VALUE      ---------------------------   ---------------------------
NAME                       EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   -----------   -----------   -------------   -----------   -------------
Killko A. Caballero......         --            --       33,750         166,250      $  747,969     $1,143,906
Christine J. Cox.........         --            --       23,875          96,125         528,375        958,125
David O. Bundy...........     35,000      $405,000       45,625          69,375       1,006,875        875,625
John E. Kelly............         --            --        9,375          65,625         203,320      1,423,242

RELATED PARTY TRANSACTIONS

    We entered into a nondisclosure and noncompetition agreement with David O. Bundy dated February 15, 1996. Pursuant to the agreement, Mr. Bundy agreed that while employed by us and for a period of 19 months following the termination of his employment with us for any reason, he will not, directly or indirectly, compete with us or solicit any of our employees, contractors, suppliers, existing customers or prospective customers on behalf of himself or any other entity that engages in the sale, distribution or development of or research concerning computer software and technology in breach of the agreement. Either party may terminate the agreement by giving the other party thirty days' prior written notice. If Mr. Bundy's employment is terminated without cause during the term of the agreement, he will be entitled to his base salary for six months or until he becomes employed elsewhere, whichever occurs first; provided, however, that if his new salary is lower than his base salary at our company, we will pay the difference for the balance of this six-month period.

    We entered into a letter agreement dated August 5, 1997 with Christine J. Cox with respect to her employment as our Vice President of Finance. The letter agreement establishes a base salary of $100,000 per year and provides for a maximum annual incentive bonus of $15,000, based upon achievement of specific milestones to be established by us. If Ms. Cox's employment is terminated without cause during the term of the agreement, she will be entitled to her base salary for six months. The letter agreement does not provide for any minimum period of employment, and therefore Ms. Cox continues to be an at-will employee.

    In December 1999, we sold 78,125 shares of common stock to Special Situations Private Equity Fund, L.P., 65,104 shares of common stock to Special Situations Cayman Fund, L.P., and 182,292 shares of common stock to Special Situations Fund III, L.P., at a price of $15.36 per share. Under SEC regulations, these funds may be deemed to be affiliated with Austin W. Marxe and David Greenhouse, who beneficially owned 9.1% of our common stock as of June 14, 2000, and Adam Stettner, one of our directors. The shares sold to these funds were sold on terms identical to the terms under which we sold an additional 976,563 shares of common stock to third parties in December 1999.

                       INFORMATION ABOUT STOCK OWNERSHIP

STOCK OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-5% STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of common stock as of June 14, 2000, by (a) each person (or group of affiliated persons) known by us to own beneficially more than five percent of the outstanding shares of common stock, (b) each of our directors,
(c) each of the Named Officers and (d) all of our directors and executive officers as a group. Unless otherwise noted:

    - The address of all persons who are executive officers or directors is in care of CUseeMe Networks, Inc., 542 Amherst Street, Nashua, New Hampshire 03063.

    - Each person or group identified in the table possesses sole voting and investment power with respect to such shares, subject to community property laws, where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days of June 14, 2000 are treated as outstanding only for purposes of determining the amount and percentages beneficially owned by such person or group.

                                                                 SHARES        PERCENT
                                                              BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS                                                 OWNED          OWNED
----------------                                              ------------   ------------
Austin W. Marxe and David Greenhouse........................   1,108,421         9.1 %
  153 East 53 Street, 51st Floor
  New York, New York 10022

Adam Stettner...............................................   1,133,421         9.3
  153 East 53 Street, 51st Floor
  New York, New York 10022

Consortium de Realisation...................................     820,330         6.7
  27-29 rue Le Peletier
  75009 Paris, France

Killko A. Caballero.........................................     411,075         3.4

David O. Bundy..............................................      73,206         *

Joseph J. Esposito..........................................       6,250         *

Jonathan G. Morgan..........................................      57,708         *

Christine J. Cox............................................      40,548         *

John E. Kelly...............................................      22,750         *

All directors and executive officers as a group (seven         1,744,958        14.3
  persons)..................................................

------------------------

*   Represents less than 1% of the outstanding shares of common stock.

    The information reported regarding Messrs. Marxe and Greenhouse is based on Amendment No. 2 to Schedule 13G, filed with the Securities and Exchange Commission on March 2, 2000 by Special Situations Fund III, L.P., MGP Advisers Limited Partnership, Special Situations Technology Fund, L.P., SST Advisers, L.L.C., Special Situations Cayman Fund, L.P., AWM Investment Company, Inc., Special Situations Private Equity Fund, L.P., MG Advisors L.L.C., Austin W. Marxe and David Greenhouse. Of the 1,108,421 shares, (a) 665,192 shares are beneficially owned by Special Situations Fund III, L.P. and MGP Advisers Limited Partnership (the general partner of and investment advisor to Special Situations Fund III, L.P.), (b) 143,600 shares are beneficially owned by Special Situations Technology Fund, L.P. and SST Advisers, L.L.C. (the general partner of and investment advisor to Special Situations Technology Fund, L.P.), (c) 221,504 shares are beneficially owned by Special Situations Cayman Fund,

L.P. and AWM Investment Company Inc. (the general partner of and investment advisor to Special Situations Cayman Fund, L.P.), and (d) 78,125 shares are beneficially owned by Special Situations Private Equity Fund, L.P., and MG Advisors, L.L.C. Messrs. Marxe and Greenhouse, who serve as officers, directors and members or principal shareholders of the four investment advisers, claim sole voting and dispositive powers for all of the 1,108,421 shares.

    Of the 1,133,421 shares deemed to be beneficially owned by Mr. Stettner, 1,108,421 consist of the shares described in the preceding paragraph. Mr. Stettner is an employee of an entity controlled by Messrs. Marxe and Greenhouse. Mr. Stettner disclaims ownership of all of these shares, other than the 143,600 shares owned by Special Situations Technology Fund, L.P., of which he is the managing director.

    The information reported regarding the Consortium de Realisation is based on a Schedule 13G filed with the Securities and Exchange Commission on October 2, 1997 by Consortium de Realisation, CDR Enterprises and Land Free Investment. All of the 820,330 shares are directly owned by Land Free Investment, which is a direct subsidiary of CDR Enterprises and an indirect subsidiary of Consortium de Realisation. All of the reporting parties claim shared voting and dispositive powers for all of the 820,330 shares.

    The information reported regarding the directors and executive officers includes options, exercisable by the following, within 60 days of June 14, 2000, to purchase the indicated numbers of shares of common stock:

Adam Stettner...............................................  25,000
Killko A. Caballero.........................................  58,751
Joseph J. Esposito..........................................   6,250
David O. Bundy..............................................  57,501
Jonathan G. Morgan..........................................  57,708
Christine J. Cox............................................  38,001
John E. Kelly...............................................      --

COMPLIANCE WITH REPORTING REQUIREMENTS

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. These directors, executive officers and ten-percent stockholders must furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of the forms furnished to us, we believe that all Section 16(a) reports applicable to our directors, executive officers and ten-percent stockholders with respect to reportable transactions during 1999 were filed on a timely basis. Each of David O. Bundy, Killko A. Caballero, Christine J. Cox and Jonathan G. Morgan filed on August 21, 1999 a Form 5 due on February 14, 1999; these Forms 5 applied to transactions during 1998.

                            CUSEEME NETWORKS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, revoking all prior proxies, hereby authorizes and appoints Killko A. Caballero and Christine J. Cox, and each them, as proxies with full power of substitution in each, to vote all shares of common stock, par value $.01 per share, of CUseeMe Networks, Inc. held of record by the undersigned as of the close of business on June 14, 2000, at the 2000 Annual Meeting of Stockholders to be held at 10:00 A.M. on Wednesday, August 2, 2000 at the Crowne Plaza-Trafalgar Square Suite, 2 Somerset Parkway, Nashua, New
Hampshire 03063-1036, and at any adjournments thereof, on all matters that may properly come before said meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE OR, IN THE ABSENCE OF SUCH DIRECTION, WILL BE VOTED FOR EACH PROPOSAL LISTED ON THE REVERSE. UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES.

                         (TO BE SIGNED ON REVERSE SIDE)

/X/ Please mark your votes as in this example.



PROPOSAL ONE:        Election of four directors

    NOMINEES:        JOSEPH J. ESPOSITO                      KILLKO A. CABALLERO
                     JONATHAN G. MORGAN                      ADAM STETTNER

    / / FOR all of the nominees listed above             / / WITHHOLD AUTHORITY to vote
                                                              for the nominees listed above


     INSTRUCTIONS:    To withhold authority to vote for one or more nominees, write his name or their names on the lines below:

                      -------------------------------------------------------------------------------

                      -------------------------------------------------------------------------------



                THE DIRECTORS RECOMMEND A VOTE FOR EACH NOMINEE.


PROPOSAL TWO: Approval of the amendments to the CUseeMe Networks, Inc.
              (formerly known as, White Pine Software, Inc.) 1996 Incentive and Nonqualified Stock Option Plan in order to increase the aggregate number of Shares of Common Stock available for grant thereunder from 1,000,000 to 2,400,000.

  / / FOR                        / / AGAINST                      / / ABSTAIN


               THE DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE
               AMENDMENT TO THE CUSEEME NETWORKS, INC. (FORMERLY KNOWN AS, WHITE PINE SOFTWARE, INC.) 1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



Signature:                              Signature:
          ----------------------------            ----------------------------
                                        (IF HELD JOINTLY)

Dated:                        , 2000    Dated:                        , 2000
          --------------------                    --------------------


NOTE: This Proxy Card must be signed exactly as the name of the stockholder(s) appears on the label above. Executors, administrators, trustees, etc. should give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer.